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                                                                  Exhibit (a)(5)

   This document should not be forwarded or transmitted in or into Australia,
                                Canada or Japan.

                          RECOMMENDED CASH OFFERS FOR
          ALL OUTSTANDING ORDINARY SHARES, AMERICAN DEPOSITARY SHARES EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS AND 7.25% CONVERTIBLE BONDS 2008

                                       OF

                               SEDGWICK GROUP PLC

                                       BY

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                      AND

                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL

                                  ON BEHALF OF
                        MARSH & MCLENNAN COMPANIES, INC.

     THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3.00 PM (LONDON
TIME), 10.00 AM (NEW YORK CITY TIME) ON OCTOBER 5, 1998, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFERS HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFERS WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF SEDGWICK SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

                                                               September 4, 1998

     To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

J.P. Morgan Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation have been appointed by Marsh & McLennan Companies, Inc. ("Marsh & McLennan") to act as dealer managers in the United States (the "Dealer Managers") in connection with an offer by Morgan Guaranty Trust Company of New York ("J.P. Morgan") and Donaldson, Lufkin & Jenrette International ("Donaldson, Lufkin & Jenrette"), on behalf of Marsh & McLennan, to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 4, 1998 (the "Offer to Purchase") and the accompanying Acceptance Forms (collectively, the "Offers"), all outstanding ordinary shares of 10p each ("Sedgwick Shares") of Sedgwick Group plc ("Sedgwick") for 225 pence in cash per Sedgwick Share, all American Depositary Shares ("Sedgwick ADSs") of Sedgwick, each representing five Sedgwick Shares and evidenced by American Depositary Receipts ("Sedgwick ADRs"), for L.11.25 in cash per Sedgwick ADS and all of the outstanding 7.25% Convertible Bonds 2008 issued by Sedgwick ("Sedgwick Convertible Bonds") for 123 pence in cash for each L.1 nominal of Sedgwick Convertible Bonds.

     For your information and for forwarding to those of your clients for whom you hold Sedgwick ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

1.   The Offer to Purchase;

2. The Letter of Transmittal to be used by holders of Sedgwick ADSs to accept the Ordinary Offer (as defined in the Offer to Purchase);

3.   The Notice of Guaranteed Delivery;

4. A printed form of letter that may be sent to your clients for whose account you hold Sedgwick ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offers;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6.   The return envelope addressed to the US Depositary.

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     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE.

     THE ORDINARY OFFER CANNOT BE ACCEPTED IN RESPECT OF SEDGWICK SHARES BY MEANS OF A LETTER OF TRANSMITTAL. A SHAREHOLDER FORM OF ACCEPTANCE FOR ACCEPTING THE ORDINARY OFFER IN RESPECT OF SEDGWICK SHARES CAN BE OBTAINED FROM THE US DEPOSITARY OR THE UK RECEIVING AGENT (AS EACH SUCH TERM IS DEFINED IN THE OFFER TO PURCHASE).

     In all cases, payment for Sedgwick ADSs purchased pursuant to the Ordinary Offer will be made only after timely receipt by the US Depositary of Sedgwick ADRs evidencing such Sedgwick ADSs or a confirmation of book-entry transfer, together with the Letter of Transmittal properly completed and duly executed, and any other documents required by the Letter of Transmittal.

     If holders of Sedgwick ADSs wish to tender, but it is impracticable for them to forward their Sedgwick ADRs or other required documents on or prior to the expiration of the Subsequent Offer Period or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in paragraph 11(h) of Part B of Appendix I to the Offer to Purchase.

     Marsh & McLennan will not pay any fees or commissions to any broker, dealer, or other person (other than J.P. Morgan and Donaldson, Lufkin & Jenrette, the Dealer Managers, the US Depositary and the UK Receiving Agent and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of acceptances of the Ordinary Offer with respect to Sedgwick ADSs evidenced by Sedgwick ADRs. You will, however, be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your client.

     Inquiries you may have with respect to the Offers should be addressed to the Information Agent or the Dealer Managers, at the respective addresses and telephone numbers set forth in the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Managers.

     Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer to Purchase.

                               Very truly yours,

                          J.P. Morgan Securities Inc.
                                 60 Wall Street
                            New York, New York 10260
                         (212) 648 7843 (Call Collect)

                                      and

              Donaldson, Lufkin & Jenrette Securities Corporation
                                277 Park Avenue
                            New York, New York 10172
                         (212) 892 8223 (Call Collect)

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF J.P. MORGAN, DONALDSON, LUFKIN & JENRETTE, MARSH & MCLENNAN, THE US DEPOSITARY, THE DEALER MANAGERS, OR THE UK RECEIVING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERS NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.